UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  March 30, 2010


                        MONARCH SERVICES, INC.
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       (Exact name of registrant as specified in its charter)


   Maryland                          000-08512               52-1073628
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(State or other jurisdiction (Commission file number)    (IRS Employer
of incorporation or organization)                        Identification No.)


               4517 Harford Road, Baltimore, Maryland 21214
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            (Address of principal executive offices) (Zip Code)


   Registrant's telephone number, including area code:  (410) 254-9200
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                                   N/A
                                   ---
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 8.01.   Other Events

On March 29, 2010, the Board of Directors of Monarch Services, Inc. (the "Company" approved the voluntary suspension of its duty to file periodic and other reports with the Securities and Exchange Commission (the "SEC") and the voluntary deregistration of its common stock under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"). These actions will result in the Company no longer being a reporting issuer to the SEC. In accordance with the resolutions adopted by its Board of Directors, the Company will file a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15 ("Form 15") with the SEC. The Company is eligible to suspend its reporting obligations and deregister its common stock and the Company has had total assets of less than $10 million on the last day of each of the Company's most recent three years.

The Company's decisions to deregister the common stock and terminate its reporting obligations were prompted in part by a letter from the SEC regarding the fact that the Company is not current with respect to its reporting obligations under the Exchange Act. For financial reasons, the Company has not filed an Annual Report on Form 10-K for any year subsequent to the year ending April 30, 2006, nor Quarterly Reports on Form 10-Q for any period subsequent to the quarter ending January 31, 2007. After review of the costs associated with preparing and auditing all reports and associated financial statements currently delinquent under the Exchange Act, the Company made the determination to terminate its status as a reporting company under the securities laws of the United States and file a Form 15 following this Form 8-K.

Upon the filing of Form 15, the Company's obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q, and 8K, will be immediately suspended. Although the Form 15 will terminate the Company's on going filing requirements under the Exchange Act, it will not eliminate our obligation to file all past delinquent reports required under the Exchange Act. The deregistration itself is expected to be made effective by the SEC within 90 days of the filing of the Form 15. The Company expects that after the deregistration of its common stock, the shares of the Company's common stock will no longer be quoted on the Over the Counter Bulletin
Board but its common stock is expected to continue to be quoted on the Pink Sheets under the symbol MAHI. However, the Company can give no assurance that trading in its stock will continue on the Pink Sheets or on any other securities exchange or quotation medium or that its common stock will be actively traded.

The Company has file four Current Reports on Form 8-K in the past six months stating that the Company intends to close permanently. In an 8-K filed on February 17, 2010, the Company announced a one-time payment to stockholders. On March 2, 2010, the Company's stock transfer company StockTrans, Inc., mailed out the payments to the stockholders eligible for the one-time payment.

The Company is in its final stage of closing permanently. As stated in previously filed 8-K's, after the sale of its remaining assets and the payment of all liabilities, costs and expenses, and upon complying all corporate and regulatory requirements, the Company intends to distribute any remaining cash to its stockholders.


Forward-Looking Statements

This report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management's beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as "anticipate", "estimate", "should", "expect", "believe", "intend", and similar expressions. Although these statements reflect management's good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in laws or regulations or policies of federal and state regulators and agencies; and other circumstances beyond the control of the Company. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Company's business operation.



                                  SIGNATURES

       Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                Monarch Services, Inc.


Date: March 30, 2010                           /s/     Jackson Y. Dott
                                               ----------------------------
                                               Jackson Y. Dott
                                               President & CEO